Exhibit 99.1

Investor Contact: Mark Kurtz (914) 289-9480 mkurtz@haightscross.com	Editorial Contact: Michael Stugrin (562) 498-6353 mstugrin@verizon.net
FOR IMMEDIATE RELEASE
HAIGHTS CROSS COMMUNICATIONS
ANNOUNCES REFINANCING OF EXISTING CREDIT FACILITY
     White Plains, NY, August 18, 2008 — Haights Cross Communications, Inc. (HCC) today announced that on August 15, 2008 its wholly owned subsidiary, Haights Cross Operating Company (Haights Cross), entered into a new senior secured term loan facility with DDJ Capital Management LLC, as Administrative Agent and Collateral Agent, and certain other lenders to refinance its senior secured term loans due August 15, 2008 in the aggregate principal amount of $124.2 million. Haights Cross borrowed $108.2 million under the new credit facility and used a combination of net proceeds plus cash on hand including cash received from its previous sale of its Oakstone Publishing business to repay its existing senior secured term loans in full. In addition, on August 15, 2008, Haights Cross repurchased at par, $31.2 million of its 11 3/4% Senior Notes due 2011 from certain of the lenders and other holders.
     The final maturity date for the credit facility is May 15, 2011. Haights Cross Communications and its direct and indirect subsidiaries (other than Haights Cross) have guaranteed Haights Cross’ obligations under the new credit facility. The new credit facility contains affirmative and negative covenants customarily applicable to senior secured credit facilities and requires Haights Cross to maintain compliance with certain financial covenants.
About Haights Cross Communications:
     Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school libraries, and consumers. Haights Cross companies include: Triumph Learning (New York, NY), Buckle Down Publishing and Options Publishing (Iowa City, IA), Recorded Books (Prince Frederick, MD), and Sundance/Newbridge Educational Publishing (Northborough, MA). For more information, visit www.haightscross.com.
About Haights Cross Communications:
     This press release may contain forward-looking statements which you can identify by terms such as “subject to”, “might”, and similar expressions intended to identify forward-looking statements. Forward-looking statements include statements regarding the Haights Cross’ plans, objectives, expectations and intentions. These statements reflect our current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties. These risks and uncertainties may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors, the diversion of management’s attention and risk of loss of affected employees and/or customers resulting from the prior announcement and implementation of our sales process (now suspended); and other factors identified by us in documents filed by us with the Securities and Exchange Commission including those set forth in our Form 10-K for the year ended December 31, 2007, under the caption “Risk Factors”. These uncertainties and other factors may cause our actual outcome of the transactions discussed in this release to be materially different from those expressed or implied by our forward-looking statements. In light of these uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.